Exhibit 10.2

04-03620 (1Z 293186)

MAINTENANCE AGREEMENT

This Maintenance Agreement (this “Agreement”) is made and entered into as of the 13 day of October, 2010. by Enterprise Fleet Management, Inc., a Missouri corporation (“EFM”), and Computer Software Innovations, Inc. (“Lessee”).

WITNESSETH

1. LEASE. Reference is hereby made to that certain Amended and Restated Master Equity Lease Agreement dated as of October 13, 2010. by and among EFM and Enterprise FM Trust, a Delaware statutory trust (the “Titling Trust”), as lessors (individually, a “Lessor” and collectively, the “Lessors”), and Lessee, as lessee (as the same may from time to time be amended, modified, extended, renewed, supplemented or restated, the “Lease”). All capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Lease.

2. COVERED VEHICLES. This Agreement shall only apply to those vehicles leased by a Lessor to Lessee pursuant to the Lease to the extent Section 4 of the Schedule (including, without limitation, Schedules executed under the Existing Lease Agreement) for such vehicles includes a charge for maintenance (the “Covered Vehicle(s)”).

3. TERM AND TERMINATION. The term of this Agreement (“Term”) for each Covered Vehicle shall begin on the Delivery Date of such Covered Vehicle and shall continue until the last day of the “Term” (as defined in the Lease) for such Covered Vehicle unless earlier terminated as set forth below. Each of EFM and Lessee shall have the right to terminate this Agreement effective as of the last day of any calendar month with respect to any or all of the Covered Vehicles upon not less than sixty (60) days prior written notice to the other party. The termination of this Agreement with respect to any or all of the Covered Vehicles shall not affect any rights or obligations under this Agreement which shall have previously accrued or shall thereafter arise with respect to any occurrence prior to termination, and such rights and obligations shall continue to be governed by the terms of this Agreement.

4. VEHICLE REPAIRS AND SERVICE. EFM agrees that, during the Term for the applicable Covered Vehicle and subject to the terms and conditions of this Agreement, it will pay for, or reimburse Lessee for its payment of, all costs and expenses incurred in connection with the maintenance or repair of a Covered Vehicle. This Agreement does not cover, and Lessee will remain responsible for and pay for, (a) fuel, (b) oil and other fluids between changes, (c) tire repair and replacement, (d) washing, (e) repair of damage due to lack of maintenance by Lessee between scheduled services (including, without limitation, failure to maintain fluid levels), (f) maintenance or repair of any alterations to a Covered Vehicle or of any after-market components (this Agreement covers maintenance and repair only of the Covered Vehicles themselves and any factory-installed components and does not cover maintenance or repair of chassis alterations, add-on bodies (including, without limitation, step vans) or other equipment (including, without limitation, lift gates and PTO controls) which is installed or modified by a dealer, body shop, upfitter or anyone else other than the manufacturer of the Covered Vehicle, (g) any service and/or damage resulting from, related to or arising out of an accident, a collision, theft, fire, freezing, vandalism, riot, explosion, other Acts of God, an object striking the Covered Vehicle, improper use of the Covered Vehicle (Including, without limitation, driving over curbs, overloading, racing or other competition) or Lessee’s failure to maintain the Covered Vehicle as required by the Lease, (h) roadside assistance or towing for vehicle maintenance purposes, (i) mobile services, (j) the cost of loaner or rental vehicles or (k) if the Covered Vehicle is a truck, (i) manual transmission clutch adjustment or replacement, (ii) brake adjustment or replacement or (iii) front axle alignment. Whenever it is necessary to have a Covered Vehicle serviced, Lessee agrees to have the necessary work performed by an authorized dealer of such Covered Vehicle or by a service facility acceptable to EFM. In every case, if the cost of such service will exceed $50.00, Lessee must notify EFM and obtain EFM’s authorization for such service and EFM’s instructions as to where such service shall be made and the extent of service to be obtained. Lessee agrees to furnish an invoice for all service to a Covered Vehicle, accompanied by a copy of the shop or service order (odometer mileage must be shown on each shop or service order). EFM will not be obligated to pay for any unauthorized charges or those exceeding $50.00 for one service on any Covered Vehicle unless Lessee has complied with the above terms and conditions. EFM will not have any responsibility to pay for any services in excess of the services recommended by the manufacturer, unless otherwise agreed to by EFM. Notwithstanding any other provision of this Agreement to the contrary, (a) all service performed within one hundred twenty (120) days prior to the last day of the scheduled “Term” (as defined in the Lease) for the applicable Covered Vehicle must be authorized by and have the prior consent and approval of EFM and any service not so authorized will be the responsibility of and be paid for by Lessee and (b) EFM is not required to provide or pay for any service to any Covered Vehicle after 100,000 miles.

5. ENTERPRISE CARDS: EFM may, at its option, provide Lessee with an authorization card (the “EFM Card”) for use in authorizing the payment of charges incurred in connection with the maintenance of the Covered Vehicles. Lessee agrees to be liable to EFM for, and upon receipt of a monthly or other statement from EFM, Lessee agrees to promptly pay to EFM, all charges made by or for the account of Lessee with the EFM Card (other than any charges which are the responsibility of EFM under the terms of this Agreement). EFM reserves the right to change the terms and conditions for the use of the EFM Card at any time. The EFM Card remains the property of EFM and EFM may revoke Lessee’s right to possess or use the EFM Card at any time. Upon the termination of this Agreement or upon the demand of EFM, Lessee must return the EFM Card to EFM. The EFM Card is non- transferable.

6. PAYMENT TERMS. The amount of the monthly maintenance fee will be listed on the applicable Schedule and will be due and payable in advance on the first day of each month. If the first day of the Term for a Covered Vehicle is other than the first day of a calendar month, Lessee will pay EFM, on the first day of the Term for such Covered Vehicle, a pro-rated maintenance fee for the number of days that the Delivery Date precedes the first monthly maintenance fee payment date. Any monthly maintenance fee or other amount owed by Lessee to EFM under this Agreement which is not paid within twenty (20) days after its due date will accrue interest, payable upon demand of EFM, from the date due until paid in full at a rate per annum equal to the lesser of (i) Eighteen Percent (18%) per annum or (ii) the highest rate allowed by applicable law. The monthly maintenance fee set forth on each applicable Schedule allows the number of miles per month as set forth in such Schedule. Lessee agrees to pay EFM at the end of the applicable Term (whether by reason of termination of this Agreement or otherwise) an overmileage maintenance fee for any miles in excess of this average amount per month at the rate set forth in the applicable Schedule. EFM may, at its option, permit an agent for EFM to bill and collect amounts due to EFM under this Agreement from Lessee on behalf of EFM.

7. NO WARRANTIES. Lessee acknowledges that EFM does not perform maintenance or repair services on the Covered Vehicles but rather EFM arranges for maintenance and/or repair services on the Covered Vehicles to be performed by third parties. EFM MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCTS, REPAIRS OR SERVICES PROVIDED FOR UNDER THIS AGREEMENT BY THIRD PARTIES, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH SPECIFICATIONS, OPERATION, CONDITION, SUITABILITY, PERFORMANCE OR QUALITY. ANY DEFECT IN THE PERFORMANCE OF ANY PRODUCT, REPAIR OR SERVICE WILL NOT RELIEVE LESSEE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING THE PAYMENT TO EFM OF THE MONTHLY MAINTENANCE FEES AND OTHER CHARGES DUE UNDER THIS AGREEMENT.

04-03620 (1Z 293186)

8. LESSORS NOT A PARTY. The Titling Trust is not a party to, and shall not have any rights, obligations or duties under or in respect of, this Agreement.

9. NOTICES. Any notice or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or facsimile number set forth on the signature page of this Agreement, or at such other address or facsimile number as any party hereto may designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile, on the first (1st) business day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail.

10. MISCELLANEOUS. This Agreement embodies the entire Agreement between the parties relating to the subject matter hereof. This Agreement may be amended only by an agreement in writing signed by EFM and Lessee. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Lessee may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of EFM. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

IN WITNESS WHEREOF, EFM and Lessee have executed this Maintenance Agreement as of the day and year first above written.

Lessee:		EFM:

Computer Software Innovations, Inc.		ENTERPRISE FLEET MANAGEMENT. INC.

By:		By:
Name:	David Dechant	Name:	Ken Germano
Title:	CFO	Title:	GSM
Address:	900 East Main Street, Suite T Easley, SC 29640	Address:	101 Business park Blvd Columbia, SC 25203

Date Signed: October 13, 2010		Date Signed: 10/13, 2010